Exhibit 99.1

NextNRG Reports First Quarter 2026 Financial Results

Revenue Increased 29% Year-Over-Year to $21.1 Million While Gross Profit More Than Tripled

Interest Expense Declined 80% as Company Advances Microgrid Pipeline and Optimizes Fueling Operations

MIAMI, FL - May 15, 2026 - NextNRG, Inc. (NASDAQ: NXXT) (“NextNRG” or the “Company”), a pioneer in AI-driven energy innovation transforming how energy is produced, managed, and delivered, today announced financial results for the first quarter ended March 31, 2026.

“Our first quarter results reflect disciplined execution across both segments of our business,” said Michael D. Farkas, Founder and CEO of NextNRG. “Revenue grew 29% year-over-year, gross profit more than tripled, and we reduced interest expense by 80% compared to the same quarter last year. These results demonstrate the progress we are making in scaling and optimizing our fueling operations while continuing to advance our energy infrastructure pipeline in a fiscally disciplined manner.”

Mr. Farkas continued, “We remain focused on what matters: growing revenue, improving unit economics, progressing our microgrid pipeline, and managing our cost structure with discipline. We believe this approach positions NextNRG to deliver long-term value as both segments of our business continue to develop.”

First Quarter 2026 Financial Highlights

Metric	Q1 2026	Q1 2025
Revenue	$21,059,130	$16,272,673
Gross Profit	$1,711,710	$517,969
Gross Margin %	8.1%	3.2%
Loss from Operations	$(10,093,843)	$(5,753,872)
Net Loss	$(10,766,492)	$(8,937,999)
Interest Expense	$680,596	$3,323,397
Adjusted EBITDA (1)	$(1,155,146)	$(3,395,542)

(1) Adjusted EBITDA is a non-GAAP financial measure. See reconciliation and Non-GAAP Financial Measures disclosure below.

First Quarter 2026 Financial Results

Revenue for the three months ended March 31, 2026 was $21,059,130, compared to $16,272,673 in the first quarter of 2025, representing growth of 29% year-over-year. Revenue growth was driven by continued expansion of the Company’s mobile fueling operations, including growth in fuel volumes delivered and an increase in the average price per gallon across existing markets.

Gross profit increased to $1,711,710, compared to $517,969 in the first quarter of 2025. Gross margin percentage expanded to 8.1% from 3.2% in the prior-year period, reflecting continued improvements in route optimization, fleet utilization, and operating efficiency across the Company’s fueling platform.

Loss from operations was $10,093,843 for the first quarter of 2026, compared to $5,753,872 for the first quarter of 2025. The increase in operating loss was primarily attributable to $7,859,677 in non-cash stock-based compensation expense recorded during the first quarter of 2026 in connection with shares issued for services. Excluding this non-cash item, the Company continued to make progress on cost discipline relative to revenue growth.

Net loss was $10,766,492 for the first quarter of 2026, compared to $8,937,999 for the first quarter of 2025. For the first quarter of 2026, net loss available to common stockholders was $10,880,521 after preferred stock dividends, compared to $8,960,972 for the first quarter of 2025.

Interest expense was $680,596 for the first quarter of 2026, compared to $3,323,397 for the first quarter of 2025, representing an 80% reduction year-over-year and reflecting lower financing-related charges and reduced amortization of debt discounts as a result of the Company’s refinancing activity in 2025.

The Company continues to advance its energy infrastructure segment, including its smart microgrid pipeline, and remains focused on scaling and optimizing its mobile fueling operations. Both segments are being managed with an emphasis on disciplined operational and fiscal execution.

Adjusted EBITDA

The following table presents a reconciliation of net loss to Adjusted EBITDA for the three months ended March 31, 2026 and 2025:

Net Loss to Adjusted EBITDA Reconciliation	Q1 2026	Q1 2025
Net loss	$(10,766,492)	$(8,937,999)
Add: Interest expense	680,596	3,323,397
Add: Depreciation and amortization	1,071,073	733,336
Add: Stock-based compensation	7,859,677	1,485,724
Adjusted EBITDA	$(1,155,146)	$(3,395,542)

Adjusted EBITDA was $(1,155,146) for the first quarter of 2026, compared to $(3,395,542) for the first quarter of 2025. The $2,240,396 improvement year-over-year reflects the significant reduction in interest expense and improvement in gross profit, partially offset by the increase in non-cash stock-based compensation expense recorded during the first quarter of 2026.

Balance Sheet and Liquidity

As of March 31, 2026, the Company had:

● Cash and cash equivalents of $208,048, compared to $2,116,932 and $384,140 at March 31, 2025 and December 31, 2025, respectively

● Total assets of $12,263,129, compared to $11,063,353 at December 31, 2025

● Accounts receivable of $2,900,153, compared to $2,039,214 at December 31, 2025

Management continues to evaluate multiple financing and strategic initiatives intended to support working capital requirements, operational growth, and expansion of the Company’s energy infrastructure platform.

Looking Ahead: Scaling the Integrated Energy Platform

NextNRG is focused on expanding its integrated platform across three infrastructure-aligned revenue streams:

● Utility Operating System and Smart Microgrids: Advancing the Company’s AI-driven microgrid pipeline across commercial, healthcare, municipal, industrial and federal markets through power purchase agreements and SaaS arrangements.

● Wireless EV Charging: Progressing from development toward commercial deployment, with a focus on fleet operators, logistics facilities, and industrial equipment applications.

● Mobile Fueling Logistics: Continuing to scale and optimize national fueling operations with a focus on route efficiency, fleet utilization, and disciplined cost management.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA should not be considered a substitute for measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), nor should it be viewed as a substitute for operating results determined in accordance with GAAP. We believe that the presentation of Adjusted EBITDA, which excludes the impact of net interest expense, taxes, depreciation, amortization, and stock-based compensation expense, provides useful supplemental information that is essential to a proper understanding of our financial results. Non-GAAP measures are not formally defined by GAAP, and other entities may use calculation methods that differ from ours for the purposes of calculating Adjusted EBITDA. As a complement to GAAP financial measures, we believe that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. See the reconciliation of net loss to Adjusted EBITDA above.

About NextNRG, Inc.

NextNRG, Inc. (NextNRG) is Powering What’s Next by integrating artificial intelligence (AI) and machine learning (ML) into utility infrastructure, battery storage, wireless EV in-motion charging, renewable energy and mobile fuel delivery, to create a unified platform for modern energy management.At the core of its strategy is the Next Utility Operating System®, which uses AI to optimize both new and existing infrastructure across microgrids, utilities, and fleet operations. NextNRG’s smart microgrids serve commercial, healthcare, educational, tribal, and government sites delivering cost savings, reliability, and decarbonization. The company also operates one of the nation’s largest on-demand fueling fleets and is advancing wireless charging to support fleet electrification.To learn more, visit www.nextnrg.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement describing NextNRG’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expect,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to NextNRG’s business and macroeconomic and geopolitical events. These and other risks are described in NextNRG’s filings with the Securities and Exchange Commission from time to time. NextNRG’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although NextNRG’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by NextNRG. Except as required by law, NextNRG undertakes no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements.

Investor Relations Contact

NextNRG, Inc.

Sharon Cohen

SCohen@nextnrg.com